UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Filed by Party other than Registrant ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement	☐ Definitive Additional Materials

☐ Soliciting Materials Pursuant to §240.14a-12

UPSTREAM WORLDWIDE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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$_____ per share as determined under Rule 0-11 under the Exchange Act.

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Upstream Worldwide, Inc.
200 E. Broward Blvd., Suite 1200
Ft. Lauderdale, Florida 33301

NOTICE OF SOLICITATION FOR ACTION TO BE TAKEN BY WRITTEN CONSENT IN LIEU OF A MEETING OF SHAREHOLDERS

To The Shareholders of Upstream Worldwide, Inc.:

The vote of the holders of record of Common Stock, $0.0001 par value and the Series B Preferred Stock, $0.0001 par value of Upstream Worldwide, Inc., at the close of business on March 28, 2011, is requested by Upstream’s Board of Directors to consider and approve an amendment to Upstream’s Certificate of Incorporation to change our name to usell.com, Inc. and to increase the number of authorized shares of common stock from 300,000,000 shares to 650,000,000 shares.

Upstream’s Board of Directors has fixed the close of business on March 28, 2011 as the record date for a determination of shareholders entitled to notice of, and to vote, on the Proposal.  We are providing you with these Consent Solicitation materials by sending you this full set of materials, including a consent form.

Our Board of Directors unanimously recommends that you consent to the Proposal.

Important Notice Regarding the Availability of Consent Solicitation Materials.

This Consent Solicitation Statement and accompanying consent form are available at: http://ir.stockpr.com/upstreamworldwide/proxy-materials

Please vote, date and sign the enclosed consent form and return it by mail or facsimile as further described on the consent form.  Your consent is very important.

By the Order of the Board of Directors

/s/ Daniel Brauser
Daniel Brauser
Director
Dated: April 6, 2011

Upstream Worldwide, Inc.
200 E. Broward Blvd., Suite 1200
Ft. Lauderdale, Florida 33301

CONSENT SOLICITATION STATEMENT

GENERAL INFORMATION

When is the meeting?

We are not holding a meeting of shareholders but instead are soliciting consents to take action without a meeting.

Why am I receiving these materials?

These Consent Solicitation materials are being sent to certain holders of shares of the voting stock of Upstream Worldwide, Inc., a Delaware corporation, in connection with the solicitation of consents by our Board of Directors.  Upstream is filing this proxy statement because the SEC requires a Schedule 14A to be filed if more than 10 shareholders are solicited. We do not intend to solicit consents from any shareholder other than shareholders of record and expect to contact less than 20 shareholders.  The Consent Solicitation materials are first being distributed on or about April 6, 2011.

Who is Entitled to Consent?

Upstream’s Board has fixed the close of business on March 28, 2011 as the record date for a determination of shareholders entitled to consent. On the record date, there were 211,515,563 shares of common stock outstanding, 3,008,750 shares of Series B preferred stock, or Series B, outstanding, and 720,938 shares of Series C preferred stock, or Series C, outstanding all of which are classes of voting stock. Each share of Upstream common stock represents one vote that may be voted, each share of Series B is entitled to 50 votes and each share of Series C is entitled to 100 votes.

How Do I Vote?

The Proposal will be approved by our shareholders if we receive the written consent of shareholders representing a majority of our voting power.  A consent form that has been signed, dated and delivered to us will constitute consent for the Proposal.  The consent form may be delivered to us via facsimile to (954) 915 - 1525 or mailed to the address above. Please return the consent as soon as possible and in no event later than June 3, 2011, or the Expiration Date.  Under certain circumstances, Upstream may extend the Expiration Date in accordance with Delaware law. If the Expiration Date is extended, Upstream will issue a press release on or before 9:00 a.m. New York time on the business day following the Expiration Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the following persons have access to your consent form: individuals who help with processing and counting the consents and persons who need access for legal reasons. If you write comments on your consent form, your comments will be provided to Upstream, but how you vote will remain confidential.

What is the Required Consent?

The Proposal requires the vote of a majority of each class of the outstanding voting stock entitled to vote on the Proposals.   Consequently, the failure to deliver a consent before the Expiration Date will have the same effect as withholding consent.

What Are the Consent Procedures?

You may consent in favor of the Proposal or you may abstain from consenting on the Proposal.

Is My Consent Revocable?

You may revoke your consent and reclaim your right to consent by giving written notice of such revocation to the Corporate Secretary of Upstream at the address of Upstream stated above at any time before the earliest to occur of (1) the date on which a majority of the outstanding voting shares have consented to the amendments to the Certificate of Incorporation, or (2) the Expiration Date.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these consent materials and all costs of soliciting consents will be paid by Upstream. In addition to the solicitation by mail, consents may be solicited by our officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of their consent materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate materials.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these materials, or if you hold Upstream stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Island Stock Transfer (in writing: 100 2nd Avenue South, Suite 705S, St. Petersburg, Florida 33701 or by facsimile at (727) 289-3961, Attention: Abby Lord).

If you participate in householding and wish to receive a separate copy of these materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Island Stock Transfer as indicated above.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to Upstream shareholders in connection with the Proposal.

The Board Unanimously Recommends that Shareholders Consent to the Proposal.

PROPOSAL.  AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO USELL.COM, INC. AND INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 650,000,000.

The Board of Directors has adopted a resolution declaring it advisable and in the best interests of Upstream and its shareholders that Upstream’s Certificate of Incorporation be amended to change its name to usell.com, Inc. and to increase the authorized number of shares of Upstream’s common stock from 300,000,000 shares to 650,000,000. The resolution also recommends that such amendment be approved and adopted by Upstream’s shareholders and directs that such proposal be submitted to Upstream’s shareholders.

Purpose and Effect

Name Change

We are now doing business primarily under the name usell and are seeking shareholder approval to change our name to usell.com, Inc.  Upstream believes that the name change will more accurately reflect its business activities and to promote public recognition of its new business focus.

Increase in Capital

On August 19, 2010, Upstream closed a private placement and issued 2,943,750 shares of Series B and 73,593,750 warrants.  In February 2011, the private placement was extended and 65,000 shares of Series B and 1,625,000 warrants were sold.  In addition, in February 2011, holders of 72,093,750 warrants exercised warrants and received shares of Series C.  The Series B and Series C are not convertible into common stock until such time as Upstream has the authorized capital.

One of the purposes of the amendment to our Certificate is to enable Upstream to have the authorized capital to provide investors with the ability to convert.  The Certificate of Designation for the Series B requires us to pay the Series B shareholders a penalty equal to 15% of their investment if our authorized capital is not increased to permit conversion of the Series B within one year (August 19, 2011) plus 1.25% of their investment per month thereafter until the authorized capital is increased.  Notwithstanding the preceding, Upstream has no other formal agreements to issue any of these additional shares.

In order to avoid the penalty and permit us to raise capital if necessary in the future, we need to increase the number of shares of our common stock authorized for issuance under our Certificate.  Additional financing will help us to market our services, and meet our working capital obligations.  The additional shares of common stock to be authorized after the amendment to the Certificate would have rights identical to the currently outstanding shares, except for effects incidental to increasing the number of outstanding shares, such as the dilution of current shareholders’ ownership and voting interests.  It could also have the effect of making it more difficult for a third party to acquire control of Upstream.  Under our Certificate, our shareholders do not have preemptive rights with respect to our common stock.  Thus, should our Board elect to issue additional shares, existing shareholders would not have any preferential rights to purchase any shares.

If the Amendments are approved by our shareholders, we will file a Certificate of Amendment to our Certificate of Incorporation with the Secretary of the State of Delaware.

The text of the proposed Amendments to our Certificate is set forth in Appendix A to this Proxy Statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RESOLUTIONS TO CHANGE OUR NAME TO USELL.COM, INC. AND TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK TO 650,000,000 SHARES

Beneficial Ownership

The following table sets forth the number of shares of our voting stock beneficially owned as of the Record Date by (i) those persons known by us to be owners of more than 5% of our voting stock, (ii) each director (iii) all named executive officers and (iv) all executive officers and directors of Upstream as a group.

Title of Class (1)	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)

Common Stock	Douglas Feirstein (2)	62,096,806	27.7%
Common Stock	Daniel Brauser (3)	54,273,890	25.1%
Common Stock	Chuck Wallace (4)	2,766,550	1.3%
Common Stock	Grant Fitzwilliam (5)	378,655	*
Common Stock	Scott Frohman (6)	7,344,660	3.4%
Common Stock	Charles Pearlman (7)	384,649	*
Common Stock	Jason Rubin (8)	10,377,310	4.9%

Common Stock	All directors and executive officers as a group (8 persons) (9)	68,954,625	29.4%

Common Stock	Michael Brauser (10)	21,216,293	9.9%
Common Stock	Barry Honig (11)	21,386,535	9.9%
Common Stock	Todd Oretsky (12)	50,358,367	23.7%
Common Stock	Hakan Koyuncu (13)	51,906,978	24.3%
Common Stock	Frost Gamma Investments Trust (14)	21,130,404	9.9%

*	Less than 1%

(1)
Percentages are based on 211,515,563 shares of common stock outstanding adjusted as required by rules of the SEC.  The Series B may be voted on a 50 vote to one share basis and the Series C may be voted on a 100 vote for one basis. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.  Unless otherwise indicated in the footnotes to this table, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

The shares of common stock beneficially owned by each of Messrs. Daniel Brauser, Feirstein, Koyuncu and Oretsky include all shares of common stock subject to a Stockholders Agreement, which terminates when each member of the group beneficially owns less than 100,000 shares.  Under the Stockholders Agreement, the group agreed to vote all of their shares of common stock together on any action as determined by a majority of the members of the group still owning 20,000 shares.  The table includes shares of common stock, options and warrants exercisable into common stock and vested or vesting within 60 days.  The shares of common stock individually owned by them are:

Mr. Brauser	9,715,335

Mr. Feirstein	26,508,503

Mr. Koyuncu	4,800,001

Mr. Oretsky	8,778,972

Messrs. Michael Brauser and Barry Honig and Frost Gamma Investments Trust each purchased Series B and Series C.  The Certificates they acquired precludes them from converting the Series B and Series C so that the shareholder cannot be a beneficial owner of more than 9.99% of our common stock, or the Blocker.  Each of these shareholders beneficially owns or would beneficially own more than 9.99% but for the Blocker.  Consequently, their ownership disclosure does not include certain shares of common stock underlying Series B or Series C.

(2)
Mr. Feirstein is a director and executive officer.  Includes 4,793,995 stock options exercisable within 60 days.  Also, includes 7,500,000 shares of common stock issuable upon conversion of Series B and Series C held by the Feirstein Family Holdings, LLLP, an entity controlled by Mr. Feirstein.

(3)
Mr. Brauser is a director and executive officer.  Includes 333,334 shares of common stock issuable upon the exercise of warrants.  Also, includes 4,137,745 stock options which are exercisable within 60 days.

(4)	Mr. Wallace is an executive officer. Represents stock options exercisable within 60 days.
(5)	Mr. Fitzwilliam is a director. Includes 87,719 stock options which are exercisable within 60 days.
(6)
Mr. Frohman is a director.  Includes 331,267 stock options which are issuable upon exercise within 60 days.  Also includes 3,000,000 shares issuable upon conversion of Series B and Series C within 60 days.

(7)	Mr. Pearlman is a director. Includes 96,491 stock options which are exercisable within 60 days.
(8)
Includes 10,000,000 shares held by Republic Metals Corporation, a corporation whereby Mr. Rubin’s father is the founder and controls. Mr. Rubin is Vice President and General Counsel of Republic.  Also includes 377,310 stock options which are exercisable within 60 days.

(9)	This amount includes the ownership of our Chief Accounting Officer.
(10)
Mr. Michael Brauser is the father of Daniel Brauser, our Chief Financial Officer.  Includes shares of common stock jointly held with Mr. Brauser’s wife. Does not include shares held in a trust created by Mr. Brauser, of which one of his adult sons is the trustee and all of his four adult children including Daniel Brauser are the beneficiaries.  Mr. Brauser disclaims beneficial ownership of these securities, and this disclosure shall not be deemed an admission of beneficial ownership of these securities for Section 16 of the Securities Exchange Act of 1934 or for any other purposes.  Does not include an additional 33,075,000 shares of common stock issuable upon the conversion of Series B and Series C as a result of the Blocker. Address is 4400 Biscayne Blvd., Miami, Florida 33137.

(11)
Represents (i) 3,532,840 shares of common stock held individually by Mr. Barry Honig, (ii) 12,494,515 shares of common stock held by GRQ Consultants, Inc. 401(K), of which the reporting person is the trustee, (iii) 276,348 shares of common stock held by GRQ Consultants, Inc. 401(K) FBO Renee Honig of which the reporting person is the trustee, (iv) 2,707,832 shares of common stock held by GRQ Consultants, Inc. Defined Benefit Pension Plan of which the reporting person is the trustee and (v) 2,400,000 shares of common stock underlying Series B and Series C.  Does not include an additional 31,375,000 shares of common stock issuable upon the conversion of Series B and Series C as a result of the Blocker. Address is 4400 Biscayne Blvd., Miami, Florida 33137.

(12)
Mr. Oretsky resigned as an executive officer and director on February 2, 2010. Mr. Oretsky’s shares are held by Jack Oretsky Holdings, LLC, a limited liability company in which Mr. Oretsky, to our knowledge, is the managing member. Includes 555,556 stock options, which are exercisable within 60 days.  Mr. Oretsky is a former director and executive officer. Address is 547 N.E. 59th Street, Miami, Florida 33137.

(13)
Mr. Koyuncu resigned as an executive officer and director in November 2010.  Includes 2,104,167 stock options which are exercisable within 60 days.  Address is 750 SW 3rd Street, Boca Raton, Florida 33486.

(14)
Dr. Phillip Frost is the trustee of Frost Gamma Investments Trust, or Frost.  Represents shares of common stock underlying Series B and Series C which are subject to the Blocker.  Does not include an additional 53,869,595 shares of common stock issuable upon the conversion of Series B and Series C as a result of the Blocker.  Address is 4400 Biscayne Blvd., Miami, Florida 33137.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

As mentioned above, Upstream completed a private placement and issued shares of Series B and warrants to investors.  Upstream offered the investors a lower exercise price from $0.06 per share to $0.015 per share if the warrant holder exercised their warrants into shares of Series of C.  Each share of Series B and Series C are convertible into shares of common stock at such time as Upstream’s Certificate is amended to increase the authorized capital which is the purpose of the filing of this Proxy Statement.  Mr. Feirstein, our Chief Executive Officer, Mr. Daniel Brauser, our Chief Financial Officer, Mr. Scott Frohman, our Chairman and three of our largest shareholders, Michael Brauser, Barry Honig and Frost each invested in the private placement.  If our Certificate of Incorporation were not amended, these individuals would not be able to convert their Series B or Series C which have no market, into shares of common stock.  No other persons have any substantial interest in the increase in our authorized shares of common stock.   No persons have any substantial interest in our name change.

Where You Can Find More Information

You can read and copy any materials that Upstream files with the Securities and Exchange Commission at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C.  20549.  You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov.  Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Non-Consenting Shareholders

If either of the amendments to our Certificate of Incorporation is approved and our management files a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware, Upstream will promptly give written notice to all shareholders who did not provide their written consent.

Upstream Worldwide, Inc.
200 E. Broward Blvd., Suite 1200
Ft. Lauderdale, Florida 33301

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UPSTREAM WORLDWIDE, INC.

The undersigned stockholder of Upstream Worldwide, Inc. (the “Company”) as of March 28, 2011, hereby consents, pursuant to Section 242 of the Delaware General Corporation Law, with respect to the shares of voting stock referred to below, of the Company held by the undersigned, to the taking of the actions set forth below without a meeting of the shareholders of the Company.

Proposal:  To approve an amendment and to the Company’s Certificate of Incorporation to change the name of the Company to usell.com, Inc.

□ CONSENT	□ WITHHOLD CONSENT

Proposal:  To approve an amendment and to the Company’s Certificate of Incorporation to increase the authorized shares of common stock to 650,000,000.

□ CONSENT	□ WITHHOLD CONSENT

The provisions of the Consent Solicitation Statement of the Company, which more fully set forth the terms of the Proposal, are incorporated herein by reference.

HOW TO VOTE YOUR SHARES

Vote Your Consent by Facsimile
1-(954) 915-1525

Vote Your Consent by Mail
Complete, sign, and date your Consent Form and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THIS CONSENT FORM IF YOU HAVE SENT IT VIA FAX

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE LABEL AFFIXED HERETO. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

 Date: ___________________________, 2011

___________________________________________
___________________________________________	Shares of Common Stock of Record
Printed Name of Stockholder
___________________________________________
Shares of Series B Preferred Stock (50 votes each)
___________________________________________
Signature of Stockholder	___________________________________________
Shares of Series C Preferred Stock (100 votes each)
___________________________________________
Signature of Stockholder, if held jointly

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR CONSENT FORM PROMPTLY

Appendix A

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION
OF UPSTREAM WORLDWIDE, INC.

Upstream Worldwide, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), hereby certifies as follows:

1.   The Company was incorporated by the filing of a Certificate of Incorporation with the Secretary of State of Delaware on November 18, 2003.

2.   Pursuant to Sections 242 and 228 of the Delaware General Corporation Law, the amendment herein set forth has been duly approved by the Board of Directors and holders of a majority of the outstanding capital stock of the Company.

3.   Article FIRST of the Certificate of Incorporation is amended to read as follows:

The name of the Corporation is: usell.com, Inc.

4.   Article FOURTH of the Certificate of Incorporation is amended to read as follows:

The Company shall have the authority to issue:

(a)   650,000,000 shares of common stock, par value $.0001 per share; and

(b)   25,000,000 shares of preferred stock, par value $.0001 per share, which may be issued in one or more series and classes with such rights, preferences and limitations as may be set from time to time by resolution of the board of directors and the filing of a certificate of designation as required by the Delaware General Corporation Law.

5.   This Certificate of Amendment to Certificate of Incorporation was duly adopted and approved by the shareholders of this Company on the _____ day of ______ 2011 in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Incorporation as of the ___ day of ______ 2011.

UPSTREAM WORLDWIDE, INC.

By:	/s/ Daniel Brauser
Daniel Brauser,
Chief Financial Officer